Exhibit 10.3

THIRD AMENDMENT
OF
CHS INC.
DEFERRED COMPENSATION PLAN
(2015 Restatement)

WHEREAS, CHS Inc. (the “Company”) has heretofore established and maintains a nonqualified deferred compensation plan which is currently embodied in an amended and restated document effective May 19, 2015 and entitled “CHS Inc. Deferred Compensation Plan, Master Plan Document (2015 Restatement)” as amended (hereinafter, the “Plan document”);
WHEREAS, the Company has reserved to itself the power to make further amendments of the Plan document;
NOW, THEREFORE, the Plan document is hereby amended as follows:
1.REMOVAL OF NON-ELECTIVE PROVISIONS. Effective December 1, 2019, the term “non-elective” as it appears in the definition of Director Retirement Plan in Section 1.26 shall be deleted.

2.NEW DIRECTORS - PAYMENT ELECTION OPPORTUNITY. Effective for Directors who first become Participants on or after December 1, 2019 and begin receiving contributions credited to their Director Retirement Plan Accounts for fiscal years ending on and after August 31, 2020, Section 2.3 of the Plan shall be amended to read as follows:

2.3
Director Retirement Plan. Notwithstanding the foregoing, each non‑employee Director of the Company shall, upon becoming a member of the Company’s Board, automatically become a Participant for purposes of the Director Retirement Plan component of this Plan. Each Director of the Company shall complete and return to the Committee a Beneficiary Designation Form, an Election Form with respect to the Measurement Funds available under Section 3.10 and an Election Form with respect the form of payment of Director Retirement Plan Accounts under Section 10.2.

3.NEW DIRECTORS - PAYMENT ELECTION OPPORTUNITY. Effective for Directors who first become Participants on or after December 1, 2019 and begin receiving contributions credited to their Director Retirement Plan Accounts for fiscal years ending on and after August 31, 2020, Section 10.2 of the Plan shall be amended to read as follows:

10.2
Payment of Director Retirement Plan Benefit. Within thirty (30) days after a Director first becomes a Participant in the Plan, the Director shall complete and return to the Committee an Election form with respect to the form of payment of Director Retirement Plan Accounts. Directors may choose a lump sum or annual installment payments over two (2) to ten (10) years in accordance with the Annual Installment Method. In the absence of a timely submitted Election Form, a Director Retirement Plan Benefit shall be paid in annual installment payments over four (4) years, determined in accordance with the Annual Installment Method. Payment shall be made (or commence, in the case of installments) to the Director no later than sixty (60) days after the Participant’s Benefit Distribution Date. Remaining installments shall be paid no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date.

Exhibit 10.3

4.SPECIAL ELECTION OPPORTUNITY FOR CURRENT DIRECTORS. Effective for current Directors who first became Participants on or prior to January 1, 2019, with respect to contributions credited to such Participants’ Director Retirement Plan Accounts for fiscal years ending on and after August 31, 2022, Section 10.2 is amended to add the following paragraph at the end thereof:

Directors who first became Participants on or prior to January 1, 2019 may, prior to September 1, 2019, make a special one‑time election to choose the form of payment with respect to contributions credited to their Director Retirement Plan Accounts for fiscal years ending on and after August 31, 2022, together with earnings thereon. Directors may choose a lump sum or annual installment payments over two (2) to ten (10) years in accordance with the Annual Installment Method. In the absence of a timely submitted Election Form, a Director Retirement Plan Benefit shall be paid in annual installment payments over four (4) years, determined in accordance with the Annual Installment Method.
5.SAVINGS CLAUSE. Save and except as expressly herein amended, the Plan document shall remain in full force and effect.

CHS Inc.

By:
Title: President and Chief Executive Officer

STATE OF MINNESOTA        )
)SS.
COUNTY OF                )
On this ________ day of _________________, 2019, before me personally appeared Jay D. Debertin to me personally known, who, being by me first duly sworn, did depose and say that he is the President and CEO of CHS Inc., the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

Notary